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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM 8-K

                                 Current Report

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                 April 10, 2001
                Date of Report (Date of earliest event reported)


                          COLLINS & AIKMAN CORPORATION
             (Exact name of registrant as specified in its charter)

              Delaware                     1-10218               13-3489233
  (State or other jurisdiction    (Commission file number)   (I.R.S. Employer
   of incorporation)                                         Identification No.)

                               5755 New King Court
                              Troy, Michigan 48098
                    (Address of principal executive offices)

                                 (248) 824-2500
              (Registrant's telephone number, including area code)




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Item 4. Changes in Registrant's Certifying Accountant.

     On April 10, 2001, Collins & Aikman Corporation (the "Company") notified Arthur Andersen LLP that it was changing its independent accountants to PricewaterhouseCoopers LLP for the fiscal year ending December 31, 2001. The Audit Committee of the Board of Directors and the Board of Directors of the Company approved the decision to replace Arthur Andersen LLP. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2000 was filed on April 2, 2001. It included financial statements covering each of the past two fiscal years ended December 31, 2000 and December 25, 1999, accompanied by the report of Arthur Andersen LLP. Such report did not include any adverse opinion or disclaimer of opinion, or any qualification as to audit scope or accounting principles. As previously reported by the Company, an approximately 60% controlling interest in the Company was acquired by Heartland Industrial Partners, L.P. and its affiliates during the first quarter of 2001.

     During the fiscal years ended December 31, 2000 and December 25, 1999 and through the date of this report, there were no disagreements with Arthur Andersen LLP on any matter of accounting principles or practices, financial statement disclosure or audit scope. During this period, there were also no disagreements which, if not resolved to the satisfaction of Arthur Andersen LLP, would have caused them to make reference to the subject matter of such disagreement in their reports on the financial statements for such years.

     During the fiscal years ended December 31, 2000 and December 25, 1999 and through the date of this report, PricewaterhouseCoopers LLP has not been engaged as an independent accountant to audit either the financial statements of the Company or any of its subsidiaries, nor has it been consulted regarding the application of the Company's accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements.

     As a result of its 1999 audit, Arthur Andersen LLP reported material weaknesses in the Company's internal control systems. The identified conditions specifically related to four of the Company's foreign locations, most of which were recently acquired. These weaknesses were primarily attributable to the effects of implementing a new computer system as part of the Company's acquisition integration strategy and Year 2000 compliance efforts. Issues at these locations primarily related to the detail records supporting the general ledger and staff training needs. As a result, in 2000, the Company committed significant resources to addressing the issues, including the re-implementation of certain systems, implementing an internal audit function and replacing controllers at three of the four locations. The Company made significant progress in addressing these issues; however Arthur Andersen LLP continued to report material weaknesses following its 2000 audit because two of these four foreign locations were assessed as continuing to have similar material weaknesses as in 1999. Improvement efforts at these locations were hampered by personnel turnover and continuing acquisition integration efforts.

                                      F-1
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     Arthur  Andersen  LLP did not modify its report on the  Company's  1999 and
2000 audited financial statements as a consequence of these material weaknesses.

     The Company is continuing its efforts to address these matters and believes that it will have all these matters corrected during 2001. Arthur Andersen LLP is not in a position to comment on these ongoing efforts.

     The Company has requested that Arthur Andersen LLP furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated April 13, 2001, is filed as an Exhibit to this Form 8-K.

     (c) Exhibits

     (16) Letter dated April 13, 2001 of Arthur Andersen LLP.


                                      F-2
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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  April 12, 2001

                          COLLINS & AIKMAN CORPORATION



                          By:    /s/  Rajesh K. Shah
                                 -----------------------------------------------
                                 Name:      Rajesh K. Shah
                                 Title:     Executive Vice President, Chief
                                              Financial Officer



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                                  EXHIBIT INDEX

   Exhibit
    Number                         Description
    ------                         -----------

16   Letter dated April 13, 2001 of Arthur Andersen LLP.